Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion in this Registration Statement on Form N-1A of our report dated November 21, 2003, relating to the GE Funds statements of changes in net assets and financial highlights for the periods ended September 30, 2003 and prior, as indicated. We also consent to the reference to us under the headings “Financial Highlights” and “Independent Registered Public Accountants” in such Registration Statement.

PricewaterhouseCoopers LLP

Boston, Massachusetts

January 25, 2005

Report of Independent Registered Public Accounting Firm

To the Shareholders and Trustees of GE Funds

In our opinion, the statements of changes in net assets for the year ended September 30, 2003 (appearing on pages 110-117 of the GE Funds September 30, 2004 Annual Report which has been incorporated by reference in this Registration Statement) and the financial highlights for the period ended September 30, 2003 and the prior periods indicated (appearing on pages 89-101 of such Annual Report) present fairly, in all material respects, the changes in net assets and the financial highlights of each of the funds constituting GE Funds (the “Trust”) for the year ended September 30, 2003 and the prior periods indicated, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as “financial statements”) are the responsibility of the Trust’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at September 30, 2003 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

Boston, MA

November 21, 2003